Exhibit 10.5

MAXYGEN, INC.

2006 EQUITY INCENTIVE PLAN

FORM OF NOTICE OF GRANT OF RESTRICTED STOCK

Unless otherwise defined herein, the terms defined in the Maxygen, Inc. 2006 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Restricted Stock (this “Notice of Grant”).

Name: [                            ] (referred to herein as “Participant” or “you”)

Address: [                                                             ]

You have been granted, pursuant to Section 10 of the Plan, the number of Shares of Restricted Stock set forth below, subject to the terms and conditions of the Plan and the Restricted Stock Award Agreement, attached hereto as Exhibit A-1, as well as the following terms and conditions:

Date of Grant (the “Grant Date”):	[ ]

Fair Market Value on the Date of Grant (Per Share):	[ ]

Total Number of Shares of Restricted Stock Granted:	[ ]

Payment: No payment is required for the Restricted Stock, which Shares are lawfully issued, fully paid and non-assessable in consideration for the benefit to the Company within the meaning of Section 152 of the General Corporation Law of the State of Delaware.

Vesting Schedule: The Restricted Stock awarded by this Agreement shall vest in accordance with the following schedule:

Subject to your continuous service as a Consultant, Employee or Director, and subject to the Company’s automatic share reacquisition right, the Restricted Stock Award will vest as to 10% of the Shares subject to the Award on the first anniversary of the Grant Date, in equal quarterly installments thereafter until the second anniversary of the Grant Date as to 20% of the Shares subject to the Award, in equal quarterly installments thereafter until the third anniversary of the Grant Date as to 45% of the shares subject to the Award, and in equal quarterly installments thereafter until the fourth anniversary of the Grant Date as to the remaining 25% of the Shares subject to the Award; provided, however, that 100% of the unvested Shares of Restricted Stock hereunder shall vest earlier upon the first to occur of (i) the Participant’s involuntary employment termination without Cause (as defined herein), subject to the Participant entering into and not revoking a release of claims in substantially the form attached hereto as Exhibit A-2 within 21 days of such involuntary employment termination; or (ii) immediately prior to the occurrence of either (A) a Change of Control (as defined herein), or (B) a dissolution or liquidation of the Company, whether voluntary or involuntary; or (iii) termination of the Participant’s service with the Company following the Participant’s acceptance of an employment offer or other service agreement with a person or Group that has acquired any asset from the Company, provided the solicitation of such employment or service is authorized in writing (or by email) in advance by a duly authorized officer of the Company (other than Participant) and subject to the Participant entering into and not revoking a release of claims in substantially the form attached hereto as Exhibit A-2 within 21 days of such acceptance.

In the event your continuous service as a Consultant, Employee or Director terminates for any reason other than those specified in (i) or (iii) of the preceding paragraph, the Company shall automatically reacquire any Shares of Restricted Stock that have not vested as of the date of your termination without any cost to the Company.

For the purposes of this Notice of Grant, “Cause” means the occurrence of any of the following: (i) your willful and continued failure to substantially perform your duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties and that has not been cured by you within 15 days following your receipt of such written demand; (ii) your commission of a felony (other than a traffic-related offense) that in the written determination of the Company is likely to cause or has caused material injury to the Company’s business; (iii) your dishonesty with respect to a significant matter relating to the Company’s business; or (iv) your material breach of any agreement between you and the Company, which material breach has not been cured within 15 days following your receipt of written notice from the Company identifying such material breach.

For the purposes of this Notice of Grant, “Change of Control” means the occurrence of any of the following dates:

(i) Change in Ownership of the Company. The date that any one person, or more than one person acting as a Group, acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total Fair Market Value or total voting power of the stock of the Company; or

(ii) Change in Effective Control of the Company. Either (a) the date any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, or (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of any such appointment or election; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. The date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company having a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

For the purposes of this Notice of Grant, “Group” means a group as such term is defined in Treasury Regulation

§1.409A-3(i)(5)(vi)(B).

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Award Agreement, attached hereto as Exhibit A-1, all of which are incorporated herein. You further agree to execute 3 copies of the Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached hereto as Exhibit A-3, and to deliver the same to the Company, along with such additional documents as the Company may require from time to time, as a condition to the vesting of any Shares of Restricted Stock.

PARTICIPANT:	MAXYGEN, INC.:
515 Galveston Drive Redwood City, California 94063

(Print Name)	(Print Name and Title)

(Date)	(Date)

[SIGNATURE PAGE TO NOTICE OF GRANT OF RESTRICTED STOCK]

EXHIBIT A-1

MAXYGEN, INC.

2006 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Maxygen, Inc. 2006 Equity Incentive Plan (the “Plan”) or the Notice of Grant (as defined below) shall have the same defined meanings in this Restricted Stock Award Agreement (this “Agreement”).

WHEREAS, the Participant named in the Notice of Grant to which this Agreement is attached an exhibit (the “Notice of Grant”), is an Employee, Director, or Consultant of the Company, and the Participant’s continued service to the Company is considered to be in the best interests of the Company; and

WHEREAS, in order to give the Participant an opportunity to acquire an equity interest in the Company, as an incentive for the Participant to continue providing services to the Company, to increase the Participant’s interest in the Company’s welfare, and to improve the operations and increase the profits of the Company, the Company has granted to the Participant an Award of Restricted Stock subject to the terms and conditions of this Agreement, the Plan and the Notice of Grant, all of which are incorporated herein by reference.

NOW, THEREFORE, the parties agree as follows:

1. Grant of Restricted Stock. The Company hereby grants to the Participant named in the Notice of Grant an Award of Restricted Stock, as set forth in the Notice of Grant and subject to the terms and conditions of this Agreement and the Plan.

2. Payment; Tax Withholding. No cash payment is required for the Shares of Restricted Stock granted by this Agreement, although the Participant will be required to tender payment in a form of consideration acceptable to the Company for the amount of any withholding taxes due, including but not limited to those due as a result of the Award or vesting of the Shares of Restricted Stock granted hereby. The tax withholding obligations of the Participant will be satisfied in accordance with any of the following methods:

(a) By Sale of Shares. At any time not less than 5 business days before any tax withholding obligation arises, the Participant may authorize and instruct the Company, and any brokerage firm determined acceptable to the Company for such purpose, to sell on the Participant’s behalf from any of the vested Shares, a whole number of Shares as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable tax withholding obligation. Such Shares will be sold on the day such tax withholding obligation arises or as soon thereafter as practicable. Such sale may be structured by the Participant so as to satisfy the requirements of Rule 10b5-1(c) promulgated under the Exchange Act. The Participant will be responsible for all broker’s fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law. The Participant acknowledges that neither the Company nor its designee is under any obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the minimum tax withholding obligation. Accordingly, the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by such sale of Shares.

(b) By Cash, Check or Other Means. At any time not less than 5 business days before any tax withholding obligation arises, the Participant may elect to satisfy the tax withholding obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy Participant’s tax withholding obligation. Such amount may be delivered to the Company by (x) tender of cash, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Company.

(c) Right to Retain Shares and/or Cash. Notwithstanding anything in Section 2(a) and Section 2(b) hereof to the contrary, to the maximum extent permitted by law, the Company has the right to retain without notice from the Shares or from salary or other amounts payable to the Participant, shares or cash having a value sufficient to satisfy the tax withholding obligation and the Participant hereby authorizes such withholding. Unless and until the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to release the Shares from any vesting or other restrictions provided for herein, notwithstanding the vesting schedule set forth in the Notice of Grant or Section 3 of this Agreement.

3. Vesting Schedule. Subject to Sections 15 and 16 of the Plan and any other relevant Plan provisions, the Restricted Stock awarded by this Agreement will vest in the Participant according to the vesting schedule specified in the Notice of Grant. Except as otherwise expressly provided in the Notice of Grant, if the Participant’s continuous service with the Company as an Employee, Director or Consultant terminates for any or no reason prior to the vesting of any number of Shares of Restricted Stock, then the Company without any further action and without any cost shall automatically reacquire any Shares of Restricted Stock that have not vested as of the date of such termination (“Unvested Shares”) as well as any dividend payments or other distributions to shareholders thereon (“Reacquisition Right”).

4. Securities Laws. Upon the vesting of any Shares of Restricted Stock, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request from time to time in order to comply with applicable securities laws or with this Agreement.

5. Restriction on Transfer. Except for the transfer of the Shares of Restricted Stock to the Company or its assignees, as contemplated by this Agreement, or to the Holding Person described in Section 6 of this Agreement, none of the Shares of Restricted Stock or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company’s Reacquisition Right in accordance with the provisions of this Agreement. Nothing in this Section 5 is intended to restrict the ability of the Participant to designate a beneficiary of the Shares that are not Unvested Shares in the event of the Participant’s death. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and transferees of the Participant.

6. Holding of Shares

(a) To ensure the availability for delivery of the Participant’s Unvested Shares upon reacquisition by the Company pursuant to the Company’s Reacquisition Right, the Participant shall, upon execution of the Notice of Grant, deliver and deposit with the person designated by the Company as the holding person for the Shares (the “Holding Person”), the Unvested Shares, whether in certificated or uncertificated form as shall be determined by the Company in consultation with the Holding Person, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-3. The Unvested Shares and stock assignment shall be held by the Holding Person, until such time as the Shares of Restricted Stock fully vest or are reacquired by the Company. Shares of Restricted Stock that are received under your Award are subject to the transfer restrictions set forth in the Plan and this Agreement, and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer.

(b) The Holding Person, upon written notice from the Company or its assignee of the happening of any event that entitles the Company or its assignee to automatically reacquire some or all of the Shares of Restricted Stock, shall take all steps necessary to accomplish the transfer of such Shares to the proposed transferee.

(c) Subject to the terms hereof, the Participant shall have all the rights of a stockholder with respect to the Shares of Restricted Stock while they are held by the Holding Person, including without limitation, the right to vote the Shares and to receive any cash dividends or other distributions to shareholders declared thereon.

7. Legends. The share certificate, if any, evidencing the Shares of Restricted Stock issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REACQUISITION AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8. Adjustments for Changes in Capitalization. All references herein to the number of Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement, pursuant to the provisions of Section 18 of the Plan.

9. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant understands that the acquisition and vesting of the Shares of Restricted Stock may have adverse tax consequences to the Participant that may be avoided or mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within 30 days after the date the Shares of Restricted Stock are granted to the Participant. The form for making this election is attached as Exhibit A-4 hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

10. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, instead be made to the administrator or executor of the Participant’s estate, or if the Participant has completed a beneficiary designation, to the Participant’s beneficiaries. Any such administrator or executor or beneficiary must furnish the Company with (a) written evidence of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

11. No Effect on Employment. The Participant’s employment with the Company and its Subsidiaries, if applicable, is on an at-will basis only. Accordingly, the terms of the Participant’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Participant, and the Company or such Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the Participant’s employment with the Company at any time for any reason whatsoever, with or without good cause or notice.

12. Notices. All notices and other communications under this Agreement shall be in writing or posted electronically on the E*TRADE Securities LLC website. Unless and until Participant is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to this Agreement shall be delivered to Maxygen, Inc., 515 Galveston Drive, Redwood City, CA 94063, Attention: Stock Administration. Unless and until the Company is notified in writing to the contrary, all notices, communications and documents directed to the Participant and related to this Agreement shall be mailed to the Participant’s last known address as shown on the Company’s books or posted electronically on the E*TRADE Securities LLC website. All notices and communications related to this Agreement shall be delivered by hand, mailed by first class mail, postage prepaid, sent by reputable overnight courier or posted electronically on the E*TRADE Securities LLC website. All mailings and deliveries related to this Agreement shall be deemed received when actually received; if by hand delivery, 2 business days after mailing; if by mail, the next business day after being sent by reputable overnight courier; or 30 days after the date of posting for notices posted electronically on the E*TRADE Securities LLC website.

13. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Administrator Authority. The Administrator will have the power to interpret the Plan, the Notice of Grant and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Choice of Law; Venue. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of [California][Delaware]. The Participant hereby submits to the jurisdiction and venue of the courts of the State of California and the Federal Courts of the United States of America located within the County of Santa Clara for all actions or proceedings relating to the Shares of Restricted Stock granted hereby, the Notice of Grant, this Agreement, or the Plan. The Participant further agrees that service upon the Participant in any such action or proceeding may be made by first class mail, certified or registered, to the Participant’s address as last appearing on the records of the Company or by personal service on the Participant.

16. No Waiver. Either party’s failure to enforce any provision of this Agreement shall neither be construed as a waiver of any such provision in any way, nor shall it prevent such party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

17. Further Assurances. The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

18. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES OF RESTRICTED STOCK PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY THE PARTICIPANT’S CONTINUOUS SERVICE TO THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT OF THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP (I) AS AN EMPLOYEE AT ANY TIME, FOR ANY REASON OR NO

REASON, WITH OR WITHOUT CAUSE; (II) AS A CONSULTANT PURSUANT TO THE TERMS OF THE PARTICIPANT’S AGREEMENT WITH THE COMPANY OR AN AFFILIATE; OR (III) AS A DIRECTOR PURSUANT TO THE BYLAWS OF THE COMPANY AND ANY APPLICABLE PROVISIONS OF THE CORPORATE LAW OF THE STATE OR OTHER JURISDICTION IN WHICH THE COMPANY IS DOMICILED, AS THE CASE MAY BE.

By the Participant’s signature in the Notice of Grant, Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan, this Agreement and the Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant and fully understands all provisions of the Plan, this Agreement and the Notice of Grant. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. The Participant further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

Exhibit A-2

MAXYGEN, INC.

FORM OF AGREEMENT AND RELEASE

I hereby confirm my obligations under the Confidential Information, Secrecy and Invention Agreement that I have previously entered into with the Company.

I acknowledge that I have read and understand Section 1542 of the California Civil Code that reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with debtor.

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Agreement and Release (the “Release”) and except for obligations of the Company set forth in the Restricted Stock Award Agreement entered into between the Company and me, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment, if any, with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date (as defined below) of this Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment, if any, with the Company or the termination of that employment, if applicable, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to [(i) indemnify me pursuant to any applicable indemnification agreement and to provide me with continued coverage under the Company’s directors and officers liability insurance policy to the same extent that it has provided such coverage to previously departed officers and directors of the Company, (ii) provide the benefits to me set forth in the Change of Control Agreement, as amended to date, entered into between the Company and me][for officers only] or (iii) provide the benefits to me set forth in the Restricted Stock Award Agreement entered into between the Company and me.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. If and only if I am covered by ADEA, I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me (the “Effective Date”). If I am not covered by ADEA, I acknowledge that this Agreement shall be effective as of the date upon which this Release has been executed by me (the “Effective Date”).

By:

(Print Name)

(Date)

[SIGNATURE PAGE TO AGREEMENT AND RELEASE]

EXHIBIT A-3

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, and pursuant to that certain Notice of Grant and Restricted Stock Award Agreement between Maxygen, Inc., a Delaware Corporation (“Assignee”) and the undersigned dated             , 2009 (“Restricted Stock Award Agreement”), I,                             , hereby sell, assign and transfer unto Assignee                              (                            ) shares of the Common Stock of Maxygen, Inc. (the “Shares”) standing in my name of the books of said corporation represented by Certificate No.      herewith and do hereby irrevocably constitute and appoint                             as attorney-in-fact to transfer the Shares on the books of said corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with and subject to the terms and conditions of the Restricted Stock Award Agreement, and in connection with the reacquisition of the Shares issued to the undersigned pursuant to the Restricted Stock Award Agreement, and only to the extent that such Shares remain subject to Assignee’s right to automatically reacquire such Shares.

By:

(Print Name)

(Date)

[SIGNATURE PAGE TO STOCK ASSIGNMENT]

EXHIBIT A-4

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1. The name, address, social security number and taxable year of the undersigned are as follows:

NAME:

ADDRESS:

SOCIAL SECURITY NO.:

TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows:              shares (the “Shares”) of the Common Stock of Maxygen, Inc. (the “Company”).

3. The date on which the property was transferred is:             , [2009]. The taxable year for which the election is made: calendar year [2009].

4. The property is subject to the following restrictions:

The Shares are subject to a time-based vesting schedule. The Shares will be automatically reacquired by the Company, or its assignee, upon occurrence of certain events. This reacquisition right lapses with regard to a portion of the Shares based on the continuous service with the Company by the taxpayer over time. The Shares are also subject to transfer restrictions.

5. The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$            .

6. The amount (if any) paid for such property is:

$            .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated: , [2009]

(Signature of Taxpayer)

(Print Name)

[SIGNATURE PAGE TO SECTION 83(b) ELECTION]